Sallie Mae Student Loan Trust 1996-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/01/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$199,411,516.37	($16,213,558.35)	$183,197,958.02
	ii	Interest to be Capitalized	724,093.41		621,166.37

	iii	Total Pool	$200,135,609.78		$183,819,124.39

B	i	Weighted Average Coupon (WAC)	4.499%		4.498%
	ii	Weighted Average Remaining Term	69.43		69.39
	iii	Number of Loans	47,414		117,523
	iv	Number of Borrowers	47,414		44,366

	Notes and Certificates			Spread	Balance 4/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	795452AD3	0.56%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	795452AE1	0.75%	147,635,609.78	73.768%	$131,319,124.39	71.439%
	iii	Certificates	795452AF8	0.98%	52,500,000.00	26.232%	52,500,000.00	28.561%

	iv	Total Notes and Certificates			$200,135,609.78	100.000%	$183,819,124.39	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$500,339.02	$459,547.81
	iv	Reserve Account Floor Balance ($)	$1,500,000.00	$1,500,000.00
	v	Current Reserve Acct Balance ($)	$1,500,000.00	$1,500,000.00

II. 1996-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$15,071,898.52
	ii	Principal Collections from Guarantor	1,772,169.10
	iii	Principal Reimbursements	7,095.90
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$16,851,163.52

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,553.33
	ii	Capitalized Interest	(656,158.50)

	iii	Total Non-Cash Principal Activity	$(637,605.17)

C	Total Student Loan Principal Activity		$16,213,558.35

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,176,259.59
	ii	Interest Claims Received from Guarantors	83,820.34
	iii	Collection Fees/Return Items	20,931.31
	iv	Late Fee Reimbursements	104,877.13
	v	Interest Reimbursements	6,732.00
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(231.80)
	viii	Subsidy Payments	257,942.45

	ix	Total Interest Collections	$1,650,331.02

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(773.60)
	ii	Capitalized Interest	658,679.45

	iii	Total Non-Cash Interest Adjustments	$657,905.85

F	Total Student Loan Interest Activity		$2,308,236.87

G.	Non-Reimbursable Losses During Collection Period		$18,553.33

H.	Cumulative Non-Reimbursable Losses to Date		$1,630,822.62

III. 1996-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$14,288,294.57
ii	Consolidation Principal Payments	2,555,773.05
iii	Reimbursements by Seller	2,246.43
iv	Borrower Benefits Reimbursements	132.00
v	Reimbursements by Servicer	(286.95)
vi	Re-purchased Principal	5,004.42

vii	Total Principal Collections	$16,851,163.52

B	Interest Collections
i	Interest Payments Received	$1,494,771.74
ii	Consolidation Interest Payments	23,018.84
iii	Reimbursements by Seller	1,215.76
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	4,707.21
vi	Re-purchased Interest	809.03
vii	Collection Fees/Return Items	20,931.31
viii	Late Fees	104,877.13

ix	Total Interest Collections	$1,650,331.02

C	Other Reimbursements	$94,269.75

D	Administrator Account Investment Income	$—

E	TOTAL FUNDS RECEIVED	$18,595,764.29
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(359,969.43)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$18,235,794.86

F	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$174,374.20
ii	Percentage of Principal Calculation	$172,466.34
iii	Lesser of Unit or Principal Calculation	$172,466.34

G	Servicing Fees Due for Current Period	$172,466.34

H	Carryover Servicing Fees Due	$—
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$—
Jun-04	Servicing Carryover	$—

$—

I	Administration Fees Due	$20,000.00

J	Total Fees Due for Period	$192,466.34

IV. 1996-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	5.335%	5.458%	357	270	0.285%	0.230%	$1,332,706.99	$1,006,639.97	0.668%	0.549%

Grace
Current	5.455%	5.176%	78	130	0.062%	0.111%	$305,585.64	$507,150.89	0.153%	0.277%

TOTAL INTERIM	5.358%	5.363%	435	400	0.347%	0.340%	$1,638,292.63	$1,513,790.86	0.821%	0.826%
REPAYMENT
Active
Current	4.508%	4.502%	91,353	84,833	72.831%	72.184%	$117,328,908.80	$105,449,202.08	58.837%	57.560%
31-60 Days Delinquent	4.540%	4.561%	4,446	4,543	3.545%	3.866%	$8,891,770.04	$8,531,241.71	4.459%	4.657%
61-90 Days Delinquent	4.478%	4.538%	2,280	2,437	1.818%	2.074%	$5,455,784.29	$4,966,773.66	2.736%	2.711%
91-120 Days Delinquent	4.449%	4.448%	1,153	1,324	0.919%	1.127%	$2,715,143.07	$3,202,482.92	1.362%	1.748%
> 120 Days Delinquent	4.443%	4.496%	3,647	3,786	2.908%	3.221%	$9,557,226.83	$10,032,316.08	4.793%	5.476%

Deferment
Current	4.449%	4.425%	11,622	10,074	9.266%	8.572%	$26,776,665.97	$23,375,813.28	13.428%	12.760%

Forbearance
Current	4.477%	4.477%	10,059	9,547	8.020%	8.124%	$25,938,415.54	$24,714,626.69	13.008%	13.491%

TOTAL REPAYMENT	4.493%	4.491%	124,560	116,544	99.306%	99.167%	$196,663,914.54	$180,272,456.42	98.623%	98.403%
Claims in Process (1)	4.450%	4.465%	435	574	0.347%	0.488%	$1,107,777.63	$1,402,449.79	0.556%	0.766%
Aged Claims Rejected (2)	4.220%	4.220%	1	5	0.001%	0.004%	$1,531.57	$9,260.95	0.001%	0.005%
GRAND TOTAL	4.499%	4.498%	125,431	117,523	100.000%	100.000%	$199,411,516.37	$183,197,958.02	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.626%	91,508	$132,739,237.04	72.457%
- GSL - Unsubsidized	4.219%	13,761	$24,252,042.06	13.238%
- PLUS Loans	4.106%	4,524	$8,868,218.90	4.841%
- SLS Loans	4.123%	7,730	$17,338,460.02	9.464%

- Total	4.498%	117,523	$183,197,958.02	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.530%	96,765	$153,441,642.95	83.757%
-Two Year	4.356%	14,491	$20,569,706.32	11.228%
-Technical	4.299%	6,242	$9,155,104.43	4.997%
-Other	6.932%	25	$31,504.32	0.017%

- Total	4.498%	117,523	$183,197,958.02	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$1,814,265.23
B	Interest Subsidy Payments Accrued During Collection Period		227,086.48
C	SAP Payments Accrued During Collection Period		2,210.52
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		44,133.98
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,087,696.21

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,087,696.21
	iv	Primary Servicing Fee	$532,435.77
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$200,135,609.78
	vii	Student Loan Rate	3.08530%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(04/26/04 - 07/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.95562%
K	Class A-2 Interest Rate	0.004862322	(04/26/04 - 07/26/04)	1.95562%
L	Certificate T-Bill Based Rate of Return			2.18562%
M	Certificate Rate of Return	0.005434180	(04/26/04 - 07/26/04)	2.18562%

VII. 1996-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.6990%	1.9290%

4/27/2004	–	5/3/2004	7	0.985%	1.7350%	1.9650%

5/4/2004	–	5/10/2004	7	1.001%	1.7510%	1.9810%

5/11/2004	–	5/17/2004	7	1.078%	1.8280%	2.0580%

5/18/2004	–	5/24/2004	7	1.058%	1.8080%	2.0380%

5/25/2004	–	6/1/2004	8	1.066%	1.8160%	2.0460%

6/2/2004	–	6/7/2004	6	1.150%	1.9000%	2.1300%

6/8/2004	–	6/14/2004	7	1.251%	2.0010%	2.2310%

6/15/2004	–	6/21/2004	7	1.413%	2.1630%	2.3930%

6/22/2004	–	6/28/2004	7	1.336%	2.0860%	2.3160%

6/29/2004	–	7/6/2004	8	1.381%	2.1310%	2.3610%

7/7/2004	–	7/12/2004	6	1.344%	2.0940%	2.3240%

7/13/2004	–	7/25/2004	13	1.336%	2.0860%	2.3160%

Total Days in Accrual Period			91

VIII. 1996-1 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Current Pool Balance	$199,411,516.37
	ii	Interest To Be Capitalized	$724,093.41

	iii	Total Student Loan Pool Outstanding	$200,135,609.78

B	Total Note and Certificate Factor		0.13342373985
C	Total Note and Certificate Balance		$200,135,609.78

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.3117964304	1.0000000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$147,635,609.78	$52,500,000.00

	iv	Note Balance	$0.00	$147,635,609.78	$52,500,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,500,000.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

IX. 1996-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III E + Section VI-D)		$18,279,928.84	$18,279,928.84

B	Primary Servicing Fees-Current Month		$172,466.34	$18,107,462.50

C	Administration Fee		$20,000.00	$18,087,462.50

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$18,087,462.50
	ii	Class A-2	$717,851.93	$17,369,610.57

	iii	Total Noteholder’s Interest Distribution	$717,851.93

E	Certificateholder’s Return Distribution Amount		$285,294.47	$17,084,316.10

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$17,084,316.10
	ii	Class A-2	$16,316,485.39	$767,830.71

	iii	Total Noteholder’s Principal Distribution	$16,316,485.39

G	Certificateholder’s Balance Distribution Amount		$0.00	$767,830.71

H	Increase to the Specified Reserve Account Balance		$0.00	$767,830.71

I	Carryover Servicing Fees		$0.00	$767,830.71

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$767,830.71
	ii	Class A-2	$0.00	$767,830.71

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$767,830.71

L	Excess to Reserve Account		$767,830.71	$0.00

X. 1996-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$717,851.93	$285,294.47
	ii	Quarterly Interest Paid		$0.00	$717,851.93	$285,294.47

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		$0.00	$0.00	$0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$16,316,485.39	$0.00
	viii	Quarterly Principal Paid		$0.00	$16,316,485.39	$0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$17,034,337.32	$285,294.47

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$200,135,609.78
	ii	Pool Balance 6/30/04		$183,819,124.39

	iii	Pool Exceeding Notes and Certificate Balance (i - ii)		$16,316,485.39

	iv	Principal Distribution Amount		$16,316,485.39

C		Total Principal Distribution		$16,316,485.39
D		Total Interest Distribution		$1,003,146.40

E		Total Cash Distributions - Note and Certificates		$17,319,631.79

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(795452AD3)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(795452AE1)	$147,635,609.78	$131,319,124.39
		A-2 Note Pool Factor		0.3117964304	0.2773371159

	iii	Certificate Balance	(795452AF8)	$52,500,000.00	$52,500,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,500,000.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$767,830.71

	iv	Total Reserve Account Balance Available			$2,267,830.71
	v	Required Reserve Account Balance			$1,500,000.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp			$767,830.71
	viii	Ending Reserve Account Balance			$1,500,000.00

XI. 1996-1 Historical Pool Information

					2003	2002
			4/01/04-06/30/04	01/01/04 - 03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$199,411,516.37	$222,741,132.57	$340,521,784.39	$487,125,337.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$15,071,898.52	$21,757,181.32	$97,063,097.79	$91,585,926.28
	ii	Principal Collections from Guarantor	1,772,169.10	2,110,838.61	$10,889,574.33	$13,485,661.60
	iii	Principal Reimbursements	7,095.90	137,166.51	$13,852,503.81	$48,641,214.74
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$16,851,163.52	$24,005,186.44	$121,805,175.93	$153,712,802.62
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,553.33	$20,805.49	$632,233.83	$1,005,412.93
	ii	Capitalized Interest	(656,158.50)	(696,375.73)	$(4,656,757.94)	(8,114,662.48)

	iii	Total Non-Cash Principal Activity	$(637,605.17)	$(675,570.24)	$(4,024,524.11)	$(7,109,249.55)

(-)	Total Student Loan Principal Activity		$16,213,558.35	$23,329,616.20	$117,780,651.82	$146,603,553.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,176,259.59	$1,392,968.06	$7,955,878.52	$15,308,551.98
	ii	Interest Claims Received from Guarantors	83,820.34	103,893.40	$609,947.72	$953,701.91
	iii	Collection Fees/Return Items	20,931.31	27,839.48	$78,434.91	$30,033.38
	iv	Late Fee Reimbursements	104,877.13	140,030.49	$518,969.19	$611,678.86
	v	Interest Reimbursements	6,732.00	5,902.89	$122,637.48	$457,578.99
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(231.80)	164.43	$(440.16)	2,106.26
	viii	Interest Subsidy Payments	257,942.45	272,527.30	$1,571,776.34	$2,788,714.26

	ix	Total Interest Collections	$1,650,331.02	$1,943,326.05	$10,857,204.00	$20,152,365.64
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(773.60)	$(1,455.51)	$(547,397.61)	$(816,710.43)
	ii	Capitalized Interest	658,679.45	698,037.18	$4,701,949.66	8,114,662.48

	iii	Total Non-Cash Interest Adjustments	$657,905.85	$696,581.67	$4,154,552.05	$7,297,952.05

	Total Student Loan Interest Activity		$2,308,236.87	$2,639,907.72	$15,011,756.05	$27,450,317.69
(=)	Ending Student Loan Portfolio Balance		$183,197,958.02	$199,411,516.37	$222,741,132.57	$340,521,784.39
(+)	Interest to be Capitalized		$621,166.37	$724,093.41	$769,685.24	$1,238,148.97

(=)	TOTAL POOL		$183,819,124.39	$200,135,609.78	$223,510,817.81	$341,759,933.36

XII. 1996-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	2/5/96-12/31/96
Beginning Student Loan Portfolio Balance			$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38	$1,489,927,280.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$116,483,996.52	$121,280,052.43	$136,697,356.85	$147,964,334.46	$152,706,153.19	$147,874,732.04
	ii	Principal Collections from Guarantor	$13,300,790.63	$9,119,985.50	13,831,435.78	32,566,460.78	46,996,163.24	29,847,763.18
	iii	Principal Reimbursements	$19,497,165.12	$15,076,644.76	20,209,578.03	1,333,102.89	29,266,752.77	42,577,857.53
	iv	Other System Adjustments	$—	$—	—	—	—	(17,470.68)

	v	Total Principal Collections	$149,281,952.27	$145,476,682.69	$170,738,370.66	$181,863,898.13	$228,969,069.20	$220,282,882.07

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,555,742.19	$2,291,664.31	$2,852,363.45	$2,907,289.96	$3,748,261.52	$4,242,528.79
	ii	Capitalized Interest	(13,057,314.69)	$(17,668,063.80)	(18,881,311.61)	(18,148,888.81)	(21,303,211.55)	(22,349,971.47)

	iii	Total Non-Cash Principal Activity	$(11,501,572.50)	$(15,376,399.49)	$(16,028,948.16)	$(15,241,598.85)	$(17,554,950.03)	$(18,107,442.68)

(-)	Total Student Loan Principal Activity		$137,780,379.77	$130,100,283.20	$154,709,422.50	$166,622,299.28	$211,414,119.17	$202,175,439.39

	Student Loan Interest Activity
	i	Regular Interest Collections	$27,467,268.31	$35,924,231.15	$44,310,158.60	$54,894,488.37	$61,888,095.43	$61,347,900.36
	ii	Interest Claims Received from Guarantors	$1,061,233.56	$575,172.56	812,157.60	1,986,953.92	2,897,580.06	1,815,321.58
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	$824,763.28	$924,948.10	1,022,682.12	277,552.36	—	—
	v	Interest Reimbursements	$255,101.46	$161,923.72	320,606.24	110,524.88	436,782.68	501,291.36
	vi	Other System Adjustments	$—	$(1,002.10)	—	—	—	8,773.93
	vii	Special Allowance Payments	$1,176,331.13	$5,839,738.96	487,341.68	1,722,657.22	2,573,916.66	2,111,104.86
	viii	Interest Subsidy Payments	$4,588,789.35	$5,975,904.11	8,828,639.60	11,651,607.43	18,055,179.16	17,549,626.88

	ix	Total Interest Collections	$35,373,487.09	$49,400,916.50	$55,781,585.84	$70,643,784.18	$85,851,553.99	$83,334,018.97

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,326,197.73)	$(2,152,912.69)	$(2,674,916.36)	$(2,481,449.06)	$(3,154,064.14)	$(3,876,816.64)
	ii	Capitalized Interest	13,057,314.69	$17,668,063.80	18,881,311.61	18,148,888.81	21,303,211.55	22,349,971.47

	iii	Total Non-Cash Interest Adjustments	$11,731,116.96	$15,515,151.11	$16,206,395.25	$15,667,439.75	$18,149,147.41	$18,473,154.83

	Total Student Loan Interest Activity		$47,104,604.05	$64,916,067.61	$71,987,981.09	$86,311,223.93	$104,000,701.40	$101,807,173.80

(=)	Ending Student Loan Portfolio Balance		$487,125,337.46	$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38
(+)	Interest to be Capitalized		$2,152,478.06	$2,641,242.51	$4,587,947.68	$7,360,402.45	$8,040,248.28	$9,711,152.12

(=)	TOTAL POOL		$489,277,815.52	$627,546,959.74	$759,593,948.11	$917,075,825.38	$1,084,377,970.49	$1,297,462,993.50

XIII. 1996-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Feb-96	$1,502,106,411	—
Apr-96	$1,471,870,726	5.14%
Jul-96	$1,421,949,915	5.64%
Oct-96	$1,360,374,604	7.09%
Jan-97	$1,297,462,994	7.90%
Apr-97	$1,238,786,263	8.30%
Jul-97	$1,183,793,430	8.30%
Oct-97	$1,134,200,621	7.79%
Jan-98	$1,084,377,970	7.38%
Apr-98	$1,039,977,316	6.84%
Jul-98	$996,886,487	6.35%
Oct-98	$955,927,174	5.87%
Jan-99	$917,075,825	5.36%
Apr-99	$873,672,327	5.06%
Jul-99	$826,122,880	4.91%
Oct-99	$790,867,882	4.43%
Jan-00	$759,593,948	4.21%
Apr-00	$725,655,970	4.08%
Jul-00	$693,162,827	3.91%
Oct-00	$657,882,223	3.83%
Jan-01	$627,546,960	3.60%
Apr-01	$596,642,093	3.38%
Jul-01	$563,743,575	3.22%
Oct-01	$529,384,485	3.12%
Jan-02	$489,277,816	3.22%
Apr-02	$451,528,806	3.29%
Jul-02	$419,418,183	3.23%
Oct-02	$378,833,103	3.49%
Jan-03	$341,759,933	3.74%
Apr-03	$308,560,199	3.88%
Jul-03	$285,351,722	3.69%
Oct-03	$246,709,323	4.31%
Jan-04	$223,510,818	4.22%
Apr-04	$200,135,610	4.18%
Jul-04	$183,819,124	3.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.